UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2021

FIFTH THIRD BANCORP

(Exact name of registrant as specified in its charter)

Ohio	001-33653	31-0854434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Third Center 38 Fountain Square Plaza, Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

(800) 972-3030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	FITB	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 6.625% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I	FITBI	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/40th Ownership Interest in a Share of 6.00% Non-Cumulative Perpetual Class B Preferred Stock, Series A	FITBP	The NASDAQ Stock Market LLC
Depositary Shares Representing a 1/1000th Ownership Interest in a Share of 4.95% Non-Cumulative Perpetual Preferred Stock, Series K	FITBO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Benefits Plan. On February 17, 2021, the Human Capital and Compensation Committee (the “Committee”) of the Board of Directors of Fifth Third Bancorp (the “Company” or “Bancorp”), adopted the Fifth Third Bank, National Association Executive Severance Benefits Plan (the “Severance Benefits Plan”) which became effective on February 17, 2021. Benefits under the Severance Benefits Plan are available to certain executive employees of Fifth Third Bank, National Association (the “Bank”).

Participating executives are eligible to receive certain severance benefits as described in the Severance Benefits Plan if such executive’s employment terminates prior to a change in control of the Bank or more than 24 months following a change in control, but only if the Bank determines, in its sole discretion, that the executive’s employment was terminated involuntarily by the Bank without “cause” or by the executive for “good reason” (each as defined in the Severance Benefits Plan). For purposes of the Severance Benefits Plan, a change in control has the meaning given to that term in the Fifth Third Bancorp Executive Change in Control Severance Plan, as amended (the “CIC Plan”).

The benefits payable under the Severance Benefits Plan consist of the following:

•

Severance pay in the following amounts, payable in quarterly installments over the 12-month period following termination of employment, based on the tier classification of the executive’s job position:

•	Tier 1 – 2 times base annual salary

•	Tier 2 – 1.5 times base annual salary

•	Tier 3 – 1 times base annual salary

Our named executive officers currently employed with the Company are eligible for the benefits commensurate with Tier 2, with the exception of Greg D. Carmichael, Chairman and Chief Executive Officer, and Timothy N. Spence, President of the Bancorp, who are currently eligible for benefits commensurate with Tier 1.

•	A lump sum payment of a portion of the executive’s annual bonus for the year in which termination of employment occurs prorated based on the number of days elapsed; and

•	A lump sum payment equal to twelve (12) times the monthly COBRA premium costs for the Bank-sponsored medical, dental and vision coverage in which the executive participated.

Benefits under the Severance Benefits Plan are conditioned upon the executive satisfying certain conditions including, without limitation, execution of an agreement to arbitrate disputes and, upon termination of employment, an agreement containing, among other things, covenants not to use confidential information, not to compete with the Bank, not to solicit its customers and employees and not to disparage the Bank, and also containing a general release of claims.

Executive Change in Control Severance Plan. In connection with the adoption of the Severance Benefits Plan, on February 17, 2021, the Committee also approved a Second Amendment to the CIC Plan, effective February 17, 2021, to eliminate any right to benefits under the CIC Plan in any circumstance in which an executive is entitled to receive benefits under the Severance Benefits Plan, and to extend the benefits provided under the CIC Plan to certain qualifying terminations of employment that occur within six months prior to a change in control (but only if the executive is not eligible to receive payments under another severance plan, policy or agreement, such as the Severance Benefits Plan).

The foregoing descriptions of the Severance Benefits Plan and the amendment to the CIC Plan are not complete and are qualified in their entirety by reference to the copy of the Severance Benefits Plan attached to this report as Exhibit 99.1 and the copy of such amendment attached hereto as Exhibit 99.2, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	–	Fifth Third Bank, National Association Executive Severance Benefits Plan

Exhibit 99.2	–	Second Amendment to the Fifth Third Bancorp Executive Change in Control Several Plan

Exhibit 104	–	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH THIRD BANCORP

	By:	JAMES C. LEONARD
February 17, 2021	Name:	James C. Leonard
	Title:	Executive Vice President and Chief Financial Officer